Exhibit 10.2
                                  FORM OF
                              COMMSCOPE, INC.
                       1997 LONG-TERM INCENTIVE PLAN
                 EMPLOYEE PERFORMANCE UNIT AWARD AGREEMENT
                 (WITH RELATED DIVIDEND EQUIVALENT RIGHTS)

     THIS AGREEMENT, made as of the ____ day of _______, 2005 (the "Date of Grant"), between CommScope, Inc., a Delaware corporation (the "Company"), and ____________ (the "Grantee").

     WHEREAS, the Company has adopted the Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan (the "Plan") in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries; and

     WHEREAS, the Committee responsible for the administration of the Plan has determined to grant performance units to the Grantee as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant.
          -----

          1.1 The Company hereby grants to the Grantee an award (the "Award") of ___ performance units (the "Performance Units") and _____ dividend equivalent rights (the "Dividend Equivalent Rights"), each Performance Unit to be accompanied by one (1) related Dividend Equivalent Right. The Performance Units and Dividend Equivalent Rights granted pursuant to the Award shall be subject to the execution and return of this Agreement by the Grantee (or the Grantee's estate, if applicable) to the Company. Subject to the terms of this Agreement, each Performance Unit represents the right to receive one (1) share of Stock at the time and in the manner set forth in Section 7 hereof.

          1.2 Each Dividend Equivalent Right represents the right to receive all of the cash dividends that are or would be payable with respect to the share of Stock represented by the Performance Unit to which the Dividend Equivalent Right relates. With respect to each Dividend Equivalent Right, any such cash dividends shall be paid on the Vesting Date. The Dividend Equivalent Rights shall be subject to the same terms and conditions applicable to the Performance Units, including, without limitation, the forfeiture and vesting provisions contained in Sections 2 through 4, inclusive, of this Agreement. In the event that a Performance Unit is forfeited pursuant to Section 3 hereof, the related Dividend Equivalent Right shall also be forfeited.

          1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     2.   Vesting.
          -------

          2.1 Except as provided in Sections 3 and 4 hereof, the Performance Units granted hereunder with respect to which the Performance Goals (as defined below) set forth in Section 2.2 have been satisfied will vest on the third anniversary of the Date of Grant (the "Vesting Date") provided the Grantee has remained in continuous employment from the Date of Grant to the Vesting Date.

          2.2 The following table sets forth the percentage of Performance Units granted hereunder with respect to which the Performance Goals will be satisfied based on the ratio of Operating Income to Revenue (the
"Performance Goals") for fiscal year 2006 (the "Performance Year"):

------------------- ------------ ------------ -------------- -------------- --------------
                     [LESS THAN]                                             [GREATER THAN]
                       MINIMUM     MINIMUM       TARGET         MAXIMUM        MAXIMUM
------------------- ------------ ------------ -------------- -------------- --------------
RATIO OF
OPERATING            [LESS THAN]                                             [GREATER THAN]
INCOME TO               __%          __%           __%           ___%           ___%
REVENUE

------------------- ------------ ------------ -------------- -------------- --------------

PERCENT OF              __%          __%          ___%*          ___%           ___%
PERFORMANCE
UNITS WITH
RESPECT TO WHICH
PERFORMANCE
GOALS ARE
SATISFIED

------------------- ------------ ------------ -------------- -------------- --------------

* The amount set forth in Section 1.1.

          The percentage of Performance Units with respect to which the Performance Goals have been satisfied is determined by using a straight line interpolation rounded to the nearest whole number of Performance Units between 50% and 100% or between 100% and 150%, as applicable, depending on the ratio of Operating Income to Revenue attained.

          For purposes of this Agreement, "Operating Income" shall mean:
"Operating Income (Loss)," as such item appears on the Company's Consolidated Statements of Operations for 2006, increased or reduced by each of the following to the extent that any such item is used to determine "Operating Income (Loss)": (1) impairment charges for goodwill or other long lived assets including fixed assets and investments; (2) any acquisition or divestiture related expenses, gains or losses, including one-time start up and transition costs, amortization of any inventory related fair value adjustments, in process research and development write-offs, and other business acquisition purchase accounting adjustments;
(3) any gains or losses resulting from the extinguishment of long-term debt determined by subtracting the realized value of retiring the long-term debt early from its booked value; (4) any gains or losses on disposal of long lived assets including property, plant and equipment; (5) any restructuring costs; (6) any gains or losses resulting from reporting the final disposition of the Adelphia accounts receivable; and (7) any gains on recovery of the OFS note. In addition, adjustments shall be made with respect to this determination to reflect any change in accounting standards (other than changes in accounting standards resulting from the implementation of FAS 123(R)) that affect the calculation of Operating Income (Loss) as reflected on the Company's Consolidated Statements of Operations for 2006.

          For purposes of this Agreement, "Revenue" shall mean: "Net Sales," as such item appears on the Company's Consolidated Statements of Operations for 2006.

          The Award will terminate as to any and all Performance Units with respect to which Performance Goals have not been satisfied as of the end of the Performance Year.

     3.   Termination of Employment.
          -------------------------

          3.1 Death or Disability. In the event the Grantee's employment is terminated by reason of the Grantee's death or Disability (i) during the Performance Year, 100% of the Award shall become immediately vested without regard to satisfaction of the Performance Goals, and (ii) following the completion of the Performance Year but prior to the Vesting Date, the number of Performance Units with respect to which the Performance Goals were satisfied for the Performance Year in accordance with Section 2, if any, shall become immediately vested.

          3.2 Retirement. In the event that (i) the Grantee has completed 10 years of service for the Company, a Subsidiary or a Division, and the Grantee's employment is terminated prior to the Vesting Date as a result of the Grantee's voluntary retirement after attainment of age 55, or (ii) the Grantee's employment is terminated prior to the Vesting Date as a result of the Grantee's voluntary retirement after attainment of age 65, the Award shall remain outstanding and the number of Performance Units with respect to which the Performance Goals were satisfied for the Performance Year in accordance with Section 2, if any, will vest on the Vesting Date, provided the Grantee complies with the post-employment covenants described in Exhibit A. In the event of a breach by the Grantee of any of the post-employment covenants described in Exhibit A hereto, the Award shall immediately be forfeited.

          3.3 Cause. In the event the Grantee's employment is terminated for Cause prior to the Vesting Date, the Award shall immediately be forfeited. For purposes of this Agreement, "Cause" shall mean (i) in the case of a Grantee whose employment with the Company, a Subsidiary or a Division is subject to the terms of an employment agreement which includes a definition of "Cause," the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and
(ii) in all other cases, (a) the Grantee's failure or refusal to perform such Grantee's substantive duties or to follow the lawful directives of the Board or the board of directors of a Subsidiary, as applicable (or of any superior officer of the Company, a Subsidiary or a Division having direct supervisory authority over such Grantee); (b) the commission of an act of fraud, theft, breach of fiduciary obligation with respect to the Company, a Subsidiary or a Division or a violation of any material policies of the Company, a Subsidiary or a Division, as applicable, of which the Grantee has had prior notice; (c) dishonesty, willful misconduct, or gross negligence in the performance of any substantive duties; or (d) the indictment for, or conviction of or plea of guilty or nolo contendere to any felony (whether or not involving the Company, a Subsidiary or a Division).

          3.4 Other Termination of Employment. If the employment of the Grantee is terminated (including the Grantee's ceasing to be employed by a Subsidiary or a Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) prior to the Vesting Date under any circumstance other than those set forth in Section 3.1, Section 3.2 and Section 3.3, the Award shall immediately be forfeited.

     4.   Effect of Change of Control.
          ---------------------------

          Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change of Control, which also constitutes a change in control or effective control of the Company or a change in the ownership of a substantial portion of its assets, in each case within the meaning of Section 409A of the Code: (i) at any time during the Performance Year, 100% of the Award shall become immediately vested, without regard to satisfaction of the Performance Goals, and (ii) following the completion of the Performance Year but prior to the Vesting Date, the number of Performance Units with respect to which the Performance Goals were satisfied for the Performance Year in accordance with Section 2, if any, shall become immediately vested.

     5.   Non-transferability.
          -------------------

          The Award may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated.

     6.   No Right to Continued Employment.
          --------------------------------

          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, any Subsidiary or any Division, nor shall this Agreement or the Plan interfere in any way with the right of the Company, any Subsidiary or any Division to terminate the Grantee's employment therewith at any time.

     7.   Issuance of Shares.
          ------------------

          On the Vesting Date, or as soon thereafter as administratively practicable (but in no event later than 2 1/2 months after the calendar year in which the Vesting Date occurs), the Company shall issue shares of Stock to the Grantee (or, if applicable, the Grantee's estate) with respect to Performance Units that become vested on the Vesting Date. Shares with respect to Performance Units that become vested pursuant to Section 3.1 or
Section 4 shall be issued upon the date such Performance Units become vested, or as soon thereafter as administratively practicable (but in no event later than 2 1/2 months after the calendar year in which the Performance Unit becomes vested); provided, however, that if the Grantee is a "specified employee" within the meaning of Section 409A of the Code as of the date of the Grantee's termination of employment, any Shares with respect to Stock Units which have become vested pursuant to Section 3.1 due to the termination of the Grantee's employment as a result of the Grantee's Disability (other than a Disability which constitutes a disability within the meaning of Section 409A of the Code) shall be issued as soon as administratively practicable after the first day of the calendar month following the date which is six (6) months after the date of the Grantee's termination of employment.

     8.   Withholding of Taxes.
          --------------------

          Prior to the delivery to the Grantee (or the Grantee's estate, if applicable) of shares of Stock pursuant to Sections 1 and 7 hereof, the Grantee (or the Grantee's estate) shall pay to the Company the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company (the "Withholding Taxes") with respect to such shares of Stock. The Grantee may make a written election (the "Tax Election") by completing and delivering a form of Tax Election in the manner specified in the form of Tax Election, which will be provided to the Grantee prior to the Vesting Date. Pursuant to the form of Tax Election, Grantee may pay the applicable Withholding Taxes in any one or any combination of (i) cash, (ii) shares of restricted or unrestricted Stock owned by the Grantee prior to the vesting of the Award and valued at its Fair Market Value on the business date immediately preceding the Vesting Date, or (iii) by having withheld a portion of the units or shares of Stock issuable to him or her upon vesting of the Award and valued at its Fair Market Value on the date preceding the date of vesting. For purposes of this Section 8, if the Grantee fails to make a Tax Election, the Withholding Tax obligation will be satisfied by alternative (iii).

          "Fair Market Value" shall mean (i) if the shares of Stock are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the shares on such date on the New York Stock Exchange, or if there has been no such closing price of the shares on such date, on the next preceding date on which there was such a closing price, (ii) if the shares are not so listed, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the shares on such date on such exchange, or if there has been no such closing price of the shares on such date, on the next preceding date on which there was such a closing price, (iii) if the shares are not listed for trading on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no price shall have been so quoted for such date, on the next preceding date for which such price was so quoted, or (iv) if the shares are not listed for trading on a national securities exchange or are not authorized for quotation on NASDAQ, the fair market value of the shares as determined in good faith by the Committee.

     9.   Grantee Bound by the Plan.
          -------------------------

          The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     10.  Modification of Agreement.
          -------------------------

          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     11.  Severability.
          ------------

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

     12.  Governing Law.
          -------------

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     13.  Successors in Interest.
          ----------------------

          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

     14.  Resolution of Disputes.
          ----------------------

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee, the Grantee's heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.

     15.  Consent to Jurisdiction.
          -----------------------

          Each of the parties hereby (a) agrees to personal jurisdiction in any suit, proceeding or action at law or in equity (hereinafter referred to as an "Action") arising out of or relating to the Plan or this Agreement brought in any state or federal court in the State of North Carolina having subject matter jurisdiction, (b) agrees that such jurisdiction shall be exclusive and that no Action arising out of or relating to the Plan or this Agreement shall be brought in any state or federal court other than that in the State of North Carolina, (c) waives any objection which the party may have now or hereafter to the laying of the venue of any such Action and (d) waives any claim or defense of inconvenient forum.

                          [Signature page follows]

                                    COMMSCOPE, INC.


                                    By:
                                       --------------------------------

                                    Name:
                                         ------------------------------

                                    Title:
                                          -----------------------------


                                    GRANTEE


                                    -----------------------------------

                                 EXHIBIT A

               Non-Competition and Confidentiality Covenants
               ---------------------------------------------

          By execution of the performance unit award agreement to which this Exhibit A is attached (the "Performance Unit Award Agreement"), the Grantee hereby agrees as follows:

          1. Non-competition. The Grantee agrees that the Grantee will not, for a period of two years following his termination of employment as described in Section 3.2 of the Performance Unit Agreement (the "Non-Competition Period"), directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to holding, the positions of shareholder, director, officer, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise. For purposes of this paragraph, the term "Competing Enterprise" shall mean any person, corporation, partnership or other entity engaged in a business in the United States or any other geographic area in which the Company does business which is in competition with any of the businesses of the Company or any of its Affiliates as of the date of the termination of the Grantee's employment with the Company and its Affiliates. Upon request at any time during the Non-Competition Period, the Grantee shall notify the Company of the Grantee's then current employment status. As used herein, "Affiliate" shall mean the Company's affiliated companies, divisions, subsidiaries, successors, predecessors and assigns.

          2. Non-solicitation. During the Non-Competition Period, the Grantee shall not interfere with the Company's and any of its Affiliate's relationship with, or endeavor to entice away from the Company and any of its Affiliates, any person who at any time, during the period that the Grantee was employed by the Company or its Affiliates, was an employee or customer of the Company or any of its Affiliates or otherwise had a material business relationship with the Company or any of its Affiliates.

          3. Proprietary Rights. The Grantee represents and warrants that all patents, patent applications, rights to inventions, copyright registrations and other license, trademark and trade name rights heretofore owned by the Grantee and relating to the business of the Company or any of its Affiliates have been duly transferred to the Company.

          4. Confidentiality; Return of Company Property. The Grantee agrees and understands that in the Grantee's position with the Company and/or its Affiliates and performance of his or her responsibilities, duties and services for the Company and/or its Affiliates, as the case may be, the Grantee has been exposed to, and information relating to, the confidential affairs of the Company and/or its Affiliates, including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company and/or its Affiliates, and other forms of confidential information, trade secrets and/or confidential information in the nature of trade secrets of the Company and/or its Affiliates ("Confidential Information"). The Grantee acknowledges and represents that as of the time of execution of this Non-Competition and Confidentiality Agreement the Grantee has not disclosed, and agrees that at any time thereafter the Grantee will not disclose, Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Company and/or its Affiliates, as appropriate. This confidentiality covenant has no temporal, geographical or territorial restriction. Except as otherwise expressly agreed to by the Company or its Affiliates, as appropriate, on or promptly following the date hereof, the Grantee will supply to the Company and/or its Affiliates, as appropriate, all property, keys, mobile phones, computer equipment, software data files, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Grantee: (i) during his or her employment with the Company and/or its Affiliates; and (ii) in the case of a Grantee who was employed by Avaya, Inc. ("Avaya"), during his or her employment with Avaya (but only with respect to employment that related to the Connectivity Solutions business that was acquired by the Company and its Affiliates pursuant to the Asset Purchase Agreement by and among Avaya, the Company and CommScope Solutions Holdings, LLC (formerly SS Holdings, LLC) dated October 23,
2003). Any such data or property (including copies thereof) stored on computer, software data files or other equipment belonging to the Grantee (or to which the Grantee otherwise has lawful access after the date hereof) shall be deleted by the Grantee immediately following execution of this Non-Competition and Confidentiality Agreement.

          5. Non-Disparagement. The Grantee agrees not to make any written or oral statement which could disparage the goods, products, services of, employees, officers, directors or reputation of, the Company and its Affiliates.

          6. Remedies. The Grantee agrees that any breach of the terms of this Exhibit A would result in irreparable injury and damage to the Company and/or its Affiliates for which the Company and/or its Affiliates would have no adequate remedy at law; the Grantee therefore also agrees that in the event of said breach or any threat of breach, the Company and/or its Affiliates shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Grantee and/or any and all persons and/or entities acting for and/or with the Grantee, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs, in addition to any other remedies to which the Company and/or its Affiliates may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company and/or its Affiliates from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Grantee. The Grantee further agrees that the provisions of the covenant not to compete are reasonable. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

          The existence of any claim or cause of action by the Grantee against the Company and/or its Affiliates shall not constitute a defense to the enforcement by the Company and/or its Affiliates of the covenants and agreements of this Exhibit A.

          7. Miscellaneous. This Exhibit A sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter, other than any confidentiality agreement, any agreement dealing with the assignment to the Company of patents, copyrights or other intellectual property or any other similar agreements.